Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2020 (March 15, 2021 as to the effects of the correction to the 2019 financial statements discussed in Note 11), relating to the financial statements of Predictive Oncology Inc. appearing in the Annual Report on Form 10-K of Predictive Oncology Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 15, 2021